Exhibit 99.1

NEWS

INVESTOR CONTACT:   (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA CONTACT: (800) 796-8448

COUNTRYWIDE REPORTS DECEMBER 2007 OPERATIONAL RESULTS

CALABASAS, CA (January 9, 2008) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended December 31, 2007.

“Our fourth quarter ended with a number of positive operational trends,” said David Sambol, President and Chief Operating Officer.  “Total loan fundings were $24 billion for the month of December, up slightly from November 2007 and ahead of our forecasts.  This pushed our fourth quarter fundings to $69 billion, also exceeding our expectations.  Although average daily mortgage loan applications and the pipeline of mortgage loans-in-process decreased from November, this reflected a seasonal decline typically seen this time of year.

“Our mortgage loan servicing portfolio is approaching $1.5 trillion, representing approximately 9 million loans,” Sambol continued.  “Prepayment speeds continued to decline throughout the quarter, which has enhanced the economic value of our mortgage servicing rights asset.

“Banking Operations’ assets were $113 billion at December 31, 2007, with total deposits reaching $61 billion at the end of December.  Retail deposits alone increased $2.3 billion during the month and $7.7 billion for the quarter to $33 billion.   The Bank continued to make progress in opening its Financial Centers during the month, with 194 in operation at year-end.  Our Insurance segment also produced solid operating results, with continued growth and net premiums earned reaching a record $1.5 billion for 2007.

“Management is pleased with the progress we have made in positioning the Company to navigate the current challenging environment,” Sambol concluded.

A summary of the Company’s key operating statistics is included below:

•                Total loan fundings for the month of December 2007 were $24 billion, up one percent from November 2007.

Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

  Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.

 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

•                Average daily mortgage loan application activity for December 2007 was $1.5 billion, which compares to $1.9 billion for November 2007.  The mortgage loan pipeline was $35 billion at December 31, 2007, as compared to $43 billion for November 2007.

•                The mortgage loan servicing portfolio continued to grow, reaching $1.48 trillion at December 31, 2007, up $5.4 billion from November 30, 2007 and $178 billion from December 31, 2006.

•                Banking Operations’ assets were $113 billion at December 31, 2007, which compares to $109 billion at November 30, 2007 and $83 billion at December 31, 2006.

•                Securities trading volume in the Capital Markets segment was $315 billion for December 2007 as compared to $294 billion for November 2007 and $362 billion for December 2006.

•                Net earned premiums from the Insurance segment were $164 million in December 2007, up 12 percent from November 2007 and up 55 percent from December 2006.

About Countrywide

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500.  Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services residential and commercial loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, financial results, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: increased cost of debt; reduced access to corporate debt markets or other sources of liquidity; unforeseen cash or capital requirements; a reduction in secondary mortgage market investor demand; increased credit losses due to downward trends in the economy and in the real estate market; increases in the delinquency rates of borrowers; competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in debt ratings; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

(Tables follow)

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

  Countrywide Home Loans, Inc. and Countrywide Bank, FSB are Equal Housing Lenders. ©2007 Countrywide Financial Corporation.

 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	December 31	December 31	December 31	December 31
	2007	2006	2007	2006
LOAN PRODUCTION
Number of Working Days in the Period	20	20	253	252
Average Daily Mortgage Loan Applications	$1,538	$2,735	$2,508	$2,643
Mortgage Loan Pipeline (loans-in-process)	$35,061	$57,217
Commercial Real Estate Loan Pipeline (loans-in-process)	$481	$1,991

Loan Fundings (2):
Retail Lending	$10,219	$13,949	$145,303	$155,779
Wholesale Lending	3,040	7,781	70,231	95,537
Correspondent Lending	9,895	18,370	182,993	185,331
Capital Markets Purchases	26	1,575	5,003	17,658
Banking Operations Purchases (2)	206	55	4,704	8,196
Total Mortgage Loan Fundings	23,386	41,730	408,234	462,501
Commercial Real Estate Lending	160	1,093	7,400	5,671
Total Loan Fundings	$23,546	$42,823	$415,634	$468,172

Total Bank Loan Fundings (3)	$21,792	$15,744	$230,704	$129,772

Loan Fundings in Units (2):
Retail Lending	53,231	78,754	846,101	982,135
Wholesale Lending	14,179	38,199	341,534	466,265
Correspondent Lending	47,447	89,483	915,449	926,467
Capital Markets Purchases	93	5,860	15,829	67,763
Banking Operations Purchases (2)	1,600	183	49,114	63,801
Total Mortgage Loan Fundings	116,550	212,479	2,168,027	2,506,431
Commercial Real Estate Lending	27	87	1,069	620
Total Loan Fundings	116,577	212,566	2,169,096	2,507,051

Total Bank Loan Fundings (3)	110,090	87,509	1,315,957	838,174

Mortgage Loan Fundings (2)(4):
Purchase	$9,044	$17,147	$172,034	$208,321
Non-purchase	14,342	24,583	236,200	254,180
Total Mortgage Loan Fundings	$23,386	$41,730	$408,234	$462,501

Mortgage Loan Fundings by Product (2):
Government Fundings	$2,469	$1,240	$22,379	$13,093
ARM Fundings	$3,688	$15,222	$109,242	$210,902
Home Equity Fundings	$1,264	$3,271	$34,399	$47,876
Nonprime Fundings	$6	$3,739	$16,993	$40,596

MORTGAGE LOAN SERVICING (5)
Volume	$1,476,203	$1,298,394
Units	9,034,763	8,198,873
Subservicing Volume (6)	$24,049	$18,275
Subservicing Units	210,385	179,293
Prepayments in Full	$13,367	$21,315	$198,020	$216,801
Bulk Servicing Acquisitions	$16	$6,589	$21,735	$15,781
Servicing Portfolio Performance - CHL (7)
Delinquency as a percentage of:
unpaid principal balance	7.20%	4.60%
number of loans serviced	6.96%	5.02%
Foreclosures Pending as a percentage of:
unpaid principal balance	1.44%	0.70%
number of loans serviced	1.04%	0.65%

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	December 31	December 31	December 31	December 31
	2007	2006	2007	2006
LOAN CLOSING SERVICES (units)
Credit Reports	568,001	675,767	10,763,728	9,968,400
Flood Determinations	168,926	260,263	3,185,652	3,376,840
Appraisals	129,309	109,116	1,591,387	1,277,405
Automated Property Valuation Services	1,104,064	447,833	15,465,139	8,093,544
Other	31,218	22,031	340,878	214,493
Total Units	2,001,518	1,515,010	31,346,784	22,930,682

CAPITAL MARKETS
Securities Trading Volume (8)	$314,804	$361,725	$4,032,971	$3,832,900

BANKING
Banking Operations Assets (in billions)	$113	$83

INSURANCE
Net Premiums Earned:
Carrier	$135.2	$85.6	$1,235.0	$947.8
Reinsurance	29.1	20.3	288.6	223.6
Total Net Premiums Earned	$164.3	$105.9	$1,523.6	$1,171.4

Period-end Rates
10-Year U.S. Treasury Yield	4.04%	4.71%
FNMA 30-Year Fixed Rate MBS Coupon	5.51%	5.79%

(1)

This data reflects current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	During December 2006, the Company began reporting Banking Operations purchases from third parties. Prior months have been restated to reflect these purchases.
(3)

These loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions and Countrywide Commercial Real Estate Finance, Inc., purchased from non-affiliates or originated by Countrywide Bank and are included in “Total Loan Fundings” above. The amounts include loans funded for both investment and for sale and commercial real estate loans processed by Countrywide Bank. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(4)

Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)	Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.
(6)	Subservicing volume for non-Countrywide entities.
(7)

Excluding subserviced loans and portfolios purchased at a discount due to their non-performing status. Delinquencies as a percentage of unpaid principal balance and numbers of loans serviced exclude loans in foreclosure.

(8)	Includes trades with Mortgage Banking Segment.

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